                                                                    Exhibit 24.1

                               MINUTES OF MEETING
                           OF THE BOARD OF DIRECTORS
                                       OF
                         COMMUNITY TRUST BANCORP, INC.


                                March 21, 1997

--------------------------------------------------------------------------------


     A meeting of the Board of Directors of Community Trust Bancorp, Inc., a Kentucky corporation ("Corporation"), was held on March 21, 1997, at the Corporation's principal offices. A majority of the Directors constituting a quorum were present and attended the meeting. Burlin Coleman was appointed Chairman of the Meeting and Jean R. Hale was appointed Secretary of the meeting.

     The Chairman announced that the first order of business was the consideration of the authorization of the issuance of subordinated debentures to a Delaware statutory trust and the issuance by such trust of preferred trust certificates to the public.

            ISSUE OF SUBORDINATED DEBENTURES: FORMATION OF BUSINESS
            -------------------------------------------------------
                  TRUST AND FILING OF REGISTRATION STATEMENTS
                  -------------------------------------------


          RESOLVED, that the Corporation, through its duly appointed officers, is hereby authorized and directed to issue up to $34,500,000 subordinated debentures ("Subordinated Debentures") to CTBI Preferred Capital Trust, a Delaware statutory business trust (the "Trust") in order to effectuate an issuance by the Trust of preferred trust certificates ("Preferred Securities") to the public through the filing of a Registration Statement on Form S-3 and Common Trust Certificates to the Corporation; and

          FURTHER RESOLVED, that the Board of Directors hereby authorizes and approves the filing with the Securities and Exchange Commission (the "Commission") in accordance with the Securities Act of 1933, as amended (the "Securities Act"), and in conformity with the rules and regulations thereunder, a registration statement on Form S-3 (the "Registration Statement"), relating to the issuance and sale of up to 1,380,000 Preferred Securities by the Trust including to the Over-Allotment Option, in substantially the form of the draft of the Registration Statement dated as of this date, attached as an exhibit hereto, together with any such changes as the appropriate officer(s) of the Corporation may deem necessary or advisable; and

          FURTHER RESOLVED, that Richard M. Levy, the Executive Vice President-Chief Financial Officer and Jean R. Hale, or either of them, are hereby authorized and directed, for and on behalf of the Corporation, to sign the Registration Statement, as changed or amended by the officer signing it (said signing to be conclusive evidence that the officers signing the Registration Statement consider such additions, changes or deletions necessary or advisable); and

          FURTHER RESOLVED, that each of the Directors of the Corporation is hereby authorized to sign the Registration Statement (either on behalf of the Corporation or as an officer or otherwise) through Richard M. Levy or Jean R. Hale, as duly authorized attorney or attorneys-in-fact; and

          FURTHER RESOLVED, that Richard M. Levy and Jean R. Hale authorized in the foregoing resolution to execute the Registration Statement are, or either of them, hereby authorized and empowered to execute in person or through any one of more of such authorized attorneys, on behalf of the Corporation and individually as an officer, such amendments to the Registration Statement as may be required or may be deemed by such person to be advisable, including any post-effective amendment, and to cause the same to be filed with the Commission; and

          FURTHER RESOLVED, that Richard M. Levy and Jean R. Hale authorized in the foregoing resolution to execute the Registration Statement are, or either of them, hereby authorized and empowered to execute in person or through any one of more of such authorized attorneys, on behalf of the Trust and individually as an officer, such amendments to the Registration Statement as may be required or may be deemed by such person to be advisable, including any post-effective amendment, and to cause the same to be filed with the Commission; and

          FURTHER RESOLVED, that the appropriate officer(s) of the Corporation and its counsel, Greenebaum Doll & McDonald PLLC, are authorized to appear on behalf of the Corporation and the Trust before the Commission with respect to any matter relating to the Registration Statement and any amendments thereto; and

          FURTHER RESOLVED, that the appropriate officer(s) of the Corporation are hereby authorized to prepare and file a Form 8-A with the Commission registering the Preferred Securities under the Securities Exchange Act of 1934 on behalf of the Trust; and

          FURTHER RESOLVED, that the form of power of attorney set forth in the Registration Statement is hereby approved for use in connection with the Registration Statement and any amendments thereto; and

          FURTHER RESOLVED, that the President and Chief Executive Officer is hereby designated as the Corporation's agent for service with respect to the Registration Statement (including all amendments thereto) with all power provided in the rules and regulations of the Commission with respect to agents for service; and

          FURTHER RESOLVED, that the officers of the Corporation are hereby authorized and directed to take all additional actions and to execute such additional documents that they, in their individual discretion, deem necessary, appropriate or advisable to effect the registration of the Preferred Securities with the Commission; and

          FURTHER RESOLVED, that the Board of Directors hereby authorizes and directs the appropriate officers of the Corporation to take all actions necessary or appropriate to cause the Preferred Securities to be included in the National Association of Securities Dealers Automated Quotation System; and

          FURTHER RESOLVED, that it is advisable and in the best interest of the Corporation that the Preferred Securities be qualified or registered for sale in various jurisdictions, and that the President and Chief Executive Officer, or Executive Vice President-Chief Financial Officer, Secretary and Treasurer or either of them, is hereby authorized to determine the jurisdictions in which the appropriate action should be taken to qualify or register for sale all or part of the Preferred Securities as such officer or officers may deem advisable; and

          FURTHER RESOLVED, that such officers are hereby authorized to perform on behalf of the Corporation and the Trust any and all acts as they may deem necessary or advisable in order to comply with the applicable laws of any such jurisdiction, and in conjunction therewith to execute and file all requisite papers and documents, including but not limited to, applications, reports, surety bonds, irrevocable consents and appointments or attorneys for service of process, and that the execution by such officers of any such papers or documents or the doing by them of any act in connection with the foregoing matter shall establish conclusively their authority therefrom the Corporation and the approval and ratification by the Corporation of the papers and documents so executed and the actions so taken; and

          FURTHER RESOLVED, that the Chairman and Chief Executive Officer, Executive Vice President, the Secretary, the Assistant Secretary, or any of them is hereby authorized and directed to execute, acknowledge, verify, deliver, file or publish in the name and on behalf of the Corporation and under its corporate seal, attested by its Secretary, Assistant Secretary or otherwise, any and all applications, reports, statements, issuer's covenants, resolutions, consents to service of process, powers of attorney, appointments, designations, waivers of hearing, bonds and such other documents and instruments as may be required appropriate or advisable under the Blue Sky Laws or the security acts of such jurisdictions as such officers or any of one or more them may deem necessary or appropriate or advisable for the purpose of registering, qualifying, exempting or permitting the issuance or sale by the Corporation and the Trust, or the sale by the Underwriters, brokers and dealers of the Preferred Securities and the Subordinated Debentures, as applicable, and for the purposes of qualifying registering, licensing or exempting the Corporation as a broker/dealer in connection with the sale of the Shares and to make any and all payments of examination, filing registration or other fees, costs and expenses and to take any and all further action which such officers or any one or more of them deem necessary or advisable in connection with the foregoing; and

          FURTHER RESOLVED, that the Board of Directors does hereby adopt as and for a resolution of the Board each resolution required by any state or other jurisdiction to be filed with it in connection with such registration or qualification (or exemption therefrom) as having been adopted by it in connection with any documents or instruments referred to in the preceding resolution if (i) in the opinion of the officers of the Corporation such resolution is necessary or appropriate and
          (ii) the Secretary or any Assistant Secretary of the Corporation evidences such adoption by inserting in the minute book of the Corporation a copy of such resolution, which will thereupon be deemed to have been adopted by the Board of Directors with the same force and effect as if presented to this meeting and inserted in the minutes thereof; and

          FURTHER RESOLVED, that the appropriate officer(s) of the Corporation are hereby authorized, in the name and on behalf of the Corporation and the Trust, to take all other action which may be necessary or advisable in order to effect the registration of the Shares under the Blue Sky Laws of the various jurisdictions and with the National Association of Securities Dealers, Inc., and in connection therewith to execute, acknowledge, verify, deliver, file, or cause to be published any Registration Statements, applications, reports, issuer's covenants and other papers or instruments that may be required under such law, and to take any further action which they may deem necessary or advisable in order to maintain such registration for as long as they deem necessary or required by law.

                  APPOINTMENT OF TRANSFER AGENT AND REGISTRAR
                  -------------------------------------------

          RESOLVED, that The Depository Trust Company, New York, New York ("DTC"), be and hereby is appointed sole Closing Agent, Registrar and Transfer Agent with respect to the Preferred Securities, to act in accordance with its general practice and with the regulations of DTC relating to the transfer and registration of the Preferred Securities in effect from time to time, a copy of such regulations as currently in effect being attached as an exhibit hereto; and

          FURTHER RESOLVED, that the proper officers of the Corporation be, and they hereby are, authorized and directed for and on behalf of the Corporation to execute and deliver to DTC such certificates and documents as may be required by DTC in connection with the foregoing agency appointment, and to take such action as may be necessary or proper in order to consummate the agency appointment authorized herein.

                          APPROVAL OF PUBLIC OFFERING
                          ---------------------------

          RESOLVED, that the Board of Directors hereby ratifies, approves and confirms the execution by Richard M. Levy, the Executive Vice President and Chief Financial Officer of the Corporation, of a letter of intent with Morgan Keegan & Company, Inc. in connection with a proposed public offering of the Preferred Securities by the Trust (the "Offering"); and

          FURTHER RESOLVED, that the Trust may issue, sell and deliver to a group of underwriters represented by Morgan Keegan & Company, Inc. and J.J.B. Hilliard, W.L. Lyons, Inc., (the "Underwriters"), a number of shares of Preferred Securities to be determined by the President and Chief Executive Officer, which number shall be approximately 1,200,000 but not exceeding 25% of the Corporation's Tier I Capital

          (the "Shares"), together with an additional number of shares equal to as much as 15% of the total number of shares in the Offering pursuant to a thirty-day allotment option which the Corporation may grant to the Underwriters (the "Over-Allotment Option"); and

          FURTHER RESOLVED, that the proceeds of the Offering shall be used for expansion through new branches and acquisitions, to fund growth in the Corporation's indirect consumer loan portfolio and for general corporate purposes; and

          FURTHER RESOLVED, that the Executive Vice President and Chief Financial Officer of the Corporation, be and hereby is, authorized and directed, for and on behalf of the Corporation and the Trust, to determine the underwriting commission and the coupon rate at which the Preferred Securities will be offered to the public.

                          AUTHORIZATION TO ENTER INTO
                          ---------------------------
                             UNDERWRITING AGREEMENT
                             ----------------------

          RESOLVED, that the Corporation enter into an underwriting agreement (the "Underwriting Agreement") with the Underwriters, substantially in the form attached as an exhibit hereto, together with such changes therein that the Executive Vice President and Chief Financial Officer, in his sole discretion, may deem necessary, appropriate or advisable in connection therewith; and

          FURTHER RESOLVED, that the Executive Vice President and the Chief Financial Officer, is hereby authorized and directed to execute and deliver, for and on behalf of the Corporation, the Underwriting Agreement and such other related documents, instruments or agreements that such officer, in his sole discretion, deems necessary, appropriate or advisable in connection therewith.

     The foregoing resolutions have been duly adopted by the Board of Directors. The Chairman stated that there was no further business to come before the meeting and upon motion duly made, seconded and carried, the meeting was adjourned.

                                           /s/ Jean R. Hale
                                        ------------------------------
                                        Secretary of the Meeting
APPROVED:

    /s/ Burlin Coleman
----------------------------,
Chairman of the Meeting